Exhibit 10.79

                        SECOND AMENDMENT TO SUBLEASE
                        ____________________________


            THIS SECOND AMENDMENT TO SUBLEASE ("Amendment") is made as of the 21st day of February, 1997, by and between SIERRACOM, a division of Sierra Networks, Inc. ("Sublessor") and SERAGEN, INC. ("Sublessee").

                             W I T N E S S E T H:

            WHEREAS, Sublessor and Sublessee entered into a Sublease dated October 12, 1995, for certain premises (the "Subleased Premises") constituting an 8,000 square foot portion of a building (the "Building") designated as Section A on a photocopy of a plan entitled "As-Built Plan of Land in Hopkinton, Mass." dated July 31, 1984, Scale 1" = 51' approximately, drawn by Schofield Brothiss, Inc. (the "Plan"), together with appurtenances granted in the Sublease;

            WHEREAS, the Sublease provided for Sublessee to sublease an additional 8,000 square foot portion of the building designated as Section B on the Plan, including certain appurtenances, as of July 1, 1996;

            WHEREAS, the Sublease was modified June 25, 1996 (styled "Addendum to Sublease Agreement"), to reduce the amount of square footage in Section B subleased by Sublessee as of July 1, 1996, to 5,600 square foot (for a then

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total square footage of 13,600 square feet), and to delay to a date then uncertain Sublessee's sublease of the balance of Section B constituting an additional 2,400 square feet; and

            WHEREAS, Sublessor and Sublessee desire to amend the Sublease to reduce the amount of square footage constituting the Subleased Premises and to modify certain other terms as provided herein.

            NOW THEREFORE, in consideration of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Sublease in the following manner:

            1. Effective as of the date hereof (the "Effective Date"), the Sublease shall be amended to reduce the Subleased Premises by 5,600 square feet (constituting the space designated as Section B) and to eliminate any further obligation or right of Sublessee to sublease any portion of the 8,000 square feet constituting Section B. The Section B space previously subleased by Sublessee shall be delivered to Sublessor by Sublessee in its current "AS IS" condition, broom clean. For all purposes of the Sublease from and after

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the Effective Date, the term Subleased Premises shall mean the 8,000 square feet designated as Section A on the Plan.

            2. As of the Effective Date, the Base Rent for the Subleased Premises as set forth in Table I of Section 3.1 of the Sublease shall be deleted and replaced with the following:

                                  Table I


                                    Monthly                  Annual
         Period                    Base Rent                Base Rent
____________________         ____________________      ___________________
Effective Date - 9/30/98           $5,000.00               $60,000.00
10/1/98 - 9/30/02                  $6,000.00               $72,000.00
10/1/02 - 9/30/05                  $7,000.00               $84,000.00


            3. Without limitation of any other provision in the Sublease referencing Section B (all of which shall be construed commencing on the Effective Date to delete references, rights and obligations with respect to Section B), as of the Effective Date

                (a)    The third (3rd) sentence of the second paragraph of
Section 5.3 shall be deleted.

                (b) The tenth (10th) sentence of Section 6.3 shall be deleted in its entirety and replaced with the following sentence: "The

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Sublessee's apportioned share will be determined by the percentage relationship (12.5%) between the square footage of the Subleased Premises (8,000 sq. ft.) and the square footage of the total building (64,000 sq. ft.)."

            4. All capitalized terms not defined in this Amendment shall have the same meaning as in the Sublease.

            5. Except as expressly modified and amended by the provisions of this Amendment, all terms covenants and conditions of the Sublease shall remain in full force and effect in accordance with their terms.

            6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.
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            IN WITNESS WHEREOF, Sublessor has hereunto set its hand and seal, and Sublessee has caused this Amendment to be executed as a sealed instrument, all as of the day and year first above written.




                                   Sublessor:

                                   SIERRACOM, a division of Sierra
                                     Networks, Inc.

                                   By:/s/ Peter Sullivan  [SEAL]
                                      ___________________

                                   Sublessee:
                                   SERAGEN, INC.

                                   By:/s/ Reed R. Prior   [SEAL]
                                      __________________